Exhibit 99.2
FIRST AMENDMENT TO INVESTMENT AGREEMENT
     This First Amendment (this “Amendment”) to the Investment Agreement by and between FX Real Estate and Entertainment Inc., a Delaware corporation (the “Company”), and The Huff Alternative Fund, L.P. and The Huff Alternative Parallel Fund, L.P. (each an “Investor” and collectively, the “Investors”) is made and effective as of March 31, 2008. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Investment Agreement (as defined below).
RECITALS
     WHEREAS, the Company and the Investors entered into that certain Investment Agreement, dated as of January 9, 2008 (the “Investment Agreement”); and
     WHEREAS, the Company and the Investors desire to make certain amendments to the Investment Agreement pursuant to Section 9.4 thereof as set forth herein.
     NOW, THEREFORE, for the consideration set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Amendment to Section 1.2 of the Investment Agreement. Section 1.2 of the Investment Agreement is hereby amended by deleting said Section in its entirety and inserting the following new Section 1.2 in lieu thereof:
     “1.2 Company Option to Require Investor Backstop Purchase.
     (a) Upon and subject to the terms, provisions and conditions of this Agreement, the Company shall have the right (but not the obligation), exercisable by written notice to the Investors as contemplated in Section 1.2(c) hereof, to require the Investors to purchase the Maximum Number of Backstop Shares, or such lesser number of shares of Common Stock as may be determined in the sole discretion of the Company. Upon the Company’s exercise of the option granted in this Section 1.2(a), the Investors shall be required to, and shall, purchase such shares at the Investor Backstop Closing, such purchase to be made with immediately available funds for a per-share purchase price equal to the Subscription Price, and on such other terms and conditions as shall be applicable to the Rights Offering as set forth in the Rights Offering Registration Statement in the form delivered to the Investors pursuant to Section 1.3(a) hereof, subject to the terms of this Agreement which shall control in the event of any conflict; provided, however, that, anything to the contrary notwithstanding, the maximum number of shares of Common Stock that the Investors will be required to purchase pursuant to this Section 1.2(a) shall not exceed an aggregate of (i) Forty Million Dollars ($40,000,000) less the aggregate Subscription Price paid by the Investors for any Investor Rights Shares divided by (ii) the Subscription Price (rounded to the nearest whole share).

     (b) The “Maximum Number of Backstop Shares” shall mean the number (which in any case shall be subject to the limitation set forth in the proviso set forth at the end of Section 1.2(a) hereof) of shares of Common Stock equal to the sum of:
     (i) the number determined by dividing (x) Fifteen Million Dollars ($15,000,000) less the aggregate Subscription Price paid by the Investors for any Investor Rights Shares, by (y) the Subscription Price (such number, the “Initial Tranche Number”); plus
     (ii) the lesser of (x) the number determined by dividing Twenty-five Million Dollars ($25,000,000) by the Subscription Price, and (y) one-half of the excess, if any, of the number of shares of Common Stock that are not otherwise purchased in the Rights Offering over the Initial Tranche Number;
provided, however, that, without duplication of any other conditions set forth in Section 5.1(i) hereof, the Investors shall not be obligated to purchase any number of shares in excess of the Initial Tranche Number unless Sillerman shall purchase an equal number of shares of Common Stock at the a price not less than the Subscription Price simultaneously with the Investor Backstop Closing. In addition, the Company agrees that it will not require or permit Sillerman to purchase shares of Common Stock not purchased in the Rights Offering pursuant to the Sillerman Investment Agreement or otherwise unless the Company exercises its right to require the Investors to purchase shares pursuant to Section 1.2(a) hereof and the foregoing provisions of this Section 1.2(b); provided, however, that the foregoing shall not prohibit Sillerman from purchasing from the Company or the Company from selling to Sillerman any shares of Common Stock pursuant to the exercise of Rights granted to Sillerman pursuant to the Rights Offering.
     (c) Within two (2) Business Days after the closing of the Rights Offering, and in any event not later than the giving of notice to Sillerman pursuant to Section 1.2(c) of the Sillerman Investment Agreement, the Company shall deliver to the Investors a written notice setting forth the number of shares to be purchased pursuant to Section 1.2(a) hereof (the “Investor Backstop Shares” and, collectively with the Investor Distribution Shares and the Investor Rights Shares, the “Investor Shares”) and the total purchase price for such shares (which shall be determined based on the Subscription Price), together with a calculation thereof in reasonable detail.
     (d) The Company and the Investors shall consummate the purchase and sale of the Investor Backstop Shares at the offices of the Company or its counsel in New York, New York by no later than the close of business on the fifteenth (15th) Business Day after the date the notice pursuant to Section 1.2(c) hereof is received by the Investors (such closing, the “Investor Backstop Closing”). The date of the Investor Backstop Closing is sometimes referred to hereinafter as the “Investor Backstop Closing Date.”

2. Amendment to Section 4.3 of the Investment Agreement. Sections 4.3(a) and (b) of the Investment Agreement are hereby amended by deleting said Sections in their entirety and inserting the following new Sections 4.3(a) and (b) in lieu thereof:
     (a) Prior to the earliest of the date (the “Special Preferred Stock Creation Date”) that is (i) the Investor Backstop Closing Date, or (ii) fifteen (15) days after the Rights Offering is consummated, or (iii) fifteen (15) days after the Rights Offering is terminated or withdrawn, the Company shall file with the Delaware Secretary of State a certificate of designation containing terms consistent with those set forth in Section 4.3(c) hereof and in a form, consistent with such terms, mutually agreed to in the reasonable good faith of the Company and the Investors (the “Certificate of Designation”), pursuant to which there shall be created a special class of the preferred stock of the Company (the “Special Preferred Stock”) consisting of one (1) share.
     (b) Simultaneously with the earliest of (i) the Investor Backstop Closing Date or (ii) fifteen (15) days after the Rights Offering is consummated, if the Company does not elect to require the Investors to purchase the Investor Backstop Shares pursuant to Section 1.2 hereof (provided that the Investors shall not have refused to consummate the Investor Backstop Closing in violation of this Agreement) or (iii) fifteen (15) days after the Rights Offering is terminated or withdrawn, the Company shall sell to the Designated Investor, and the Designated Investor shall be entitled to purchase from the Company, for a purchase price of One Dollar ($1.00), one (1) share of Special Preferred Stock.
3. Amendment to Section 4.9 of the Investment Agreement. Section 4.9 of the Investment Agreement is hereby amended by deleting said Section in its entirety and inserting the following new Section 4.9 in lieu thereof:
“4.9 Commitment Fee. Except as may be expressly provided otherwise herein, the Company shall pay to the Investors an aggregate commitment fee of $715,000 (the “Commitment Fee”), payable upon the consummation of the Rights Offering or upon a termination of this Agreement if required pursuant to Section 6.3 hereof; provided, however, that not less than $215,000 of the Commitment Fee shall be due and payable by the Company upon the initial issuance by the Company of Investor Rights Shares to any Investor.”
4. Amendment to Section 8 of the Investment Agreement. Section 8 of the Investment Agreement is hereby amended by deleting the definition of “$15 Million Tranche Number” appearing therein in its entirety and inserting the following definition in lieu thereof:
“Initial Tranche Number” has the meaning assigned to it in Section 1.2(b)(i) hereof.”
5. Effect of Amendment. The Company hereby represents and warrants to the Investors that each of the Company’s representations and warranties set forth in the Investment Agreement is true and correct in all respects as of the date hereof as though made on as of the date hereof, except for each of the Company’s representations and warranties set forth in Sections 2.5, 2.12 and 2.15 of the Agreement to the extent so specifically reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on March 24, 2008. Except as expressly set forth in this Amendment, the Investment Agreement shall remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligation of the parties thereto.
6. Governing Law; Jurisdiction; Venue; Process. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York located in New York, New York or the United States District Court for the Southern District of New York, and any appellate court from any such court (as applicable, a “New York Court”), in any suit, action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in the New York Court. Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment in the New York Court, (ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law. The foregoing consents to jurisdiction and service of process shall not constitute general consents to service of process in the State of New York for any purpose except as relates to this Amendment, and shall not be deemed to confer rights on any Person other than the respective parties to this Amendment.
7. Execution in Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to the parties. Copies of executed counterparts transmitted by facsimile or other electronic transmission shall be considered original executed counterparts for the purposes of this Amendment, provided that receipt of copies of such counterparts is confirmed. Originals of any counterparts transmitted by facsimile or other electronic transmission shall be promptly provided to the other parties hereto.
8. Headings. The headings in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their authorized representatives on the date first above written.

FX REAL ESTATE AND ENTERTAINMENT INC.

By:	/s/ Mitchell J. Nelson

Name: Mitchell J. Nelson
Title: Executive Vice President

THE HUFF ALTERNATIVE FUND, L.P.
By:	WRH Partners II, LLC,
its General Partner

By:	/s/ Bryan Bloom

Name: Bryan Bloom
Title: Counsel

THE HUFF ALTERNATIVE PARALLEL FUND, L.P.
By:	WRH Partners II, LLC,
its General Partner

By:	/s/ Bryan Bloom

Name: Bryan Bloom
Title: Counsel